UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   June 26, 2013

SAMSON OIL & GAS LIMITED

(Exact name of registrant as specified in its charter)

Australia	001-33578	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Level 16, AMP Building, 140 St Georges Terrace Perth, Western Australia 6000
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  +61 8 9220 9830

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Compenstory Arrangements of Certain Officers

 On June 26, 2013, the Board of Directors of Samson Oil & Gas Limited (the “Board”) approved the implementation of an Employee Bonus Plan for the 2013 calendar year (the “2013 Bonus Plan”). The terms of the 2013 Bonus Plan, as approved by the Board, are as follows:

▪	The 2013 Bonus Plan will be payable only in cash; and

▪	Payment of the 2013 Bonus Plan, including the size and distribution of bonuses, will be at the discretion of the Board of Directors. Bonuses will only be payable if Samson’s operations are cash flow positive for the quarter ending December 31, 2013. Cash flow for this purpose is defined as all revenue, including interest, less all costs, including interest. Costs for this purpose will exclude exploration and development expenditures for the period but will include all administrative costs associated with these expenditures.

While the ultimate size of the 2013 Bonus Plan will be within the discretion of the Board of Directors, the Board resolved that it will not be larger than 20% of the net cash balance after debt servicing as of December 31, 2013, and in no event will it be greater than AUS $1.2 million.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 28, 2013

SAMSON OIL & GAS LIMITED

	By:	/s/ Robyn Lamont
Robyn Lamont
Chief Financial Officer